Exhibit 10.1
TRANSITION AGREEMENT
This Transition Agreement (“Agreement”) is entered into by and between James Butman (“Employee”) and TDS Telecom Service LLC (“Employer”) (together, the “Parties”) to resolve all matters relating to Employee’s hire, employment with and separation from Employer. However, nothing in this Agreement prohibits Employee from reporting any allegations of unlawful conduct to any government official for investigation, including by filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission, and/or communicating or participating in any such agency or commission’s investigation without notice to Employer.  Moreover, the Parties acknowledge and agree that nothing in this Agreement shall be interpreted or applied in a way that interferes with Employee’s legal right to engage in Section 7 activities under the National Labor Relations Act as well as any right to make truthful statements or disclosures regarding wages, hours or other terms and conditions of employment at Employer. The Parties having reached a full and final resolution of all matters hereby agree as follows:
1.Separation. Employee acknowledges and agrees that his/her/their last day of employment is/was July 1, 2025 (the “Separation Date”) and agrees to waive any right s/he/they might otherwise have, if any, to continued employment. Employee will be paid his/her/their base pay through the Separation Date, a bonus under the Telephone and Data Systems, Inc. 2025 Executive Officer Bonus Program in the amount of $343,710.00 (less standard payroll deductions required or permitted by law or authorized by him/her/them) and for unused but accrued vacation days, if any, which Employee acknowledges and agrees will represent payment in full for all amounts due and owing from Employer, on Employer’s next regularly scheduled payroll date. Other than as detailed specifically in this Agreement, or as provided under the terms of any pension, benefit, stock or option plan, Employee will not be eligible for any other compensation, benefits, or payments from Employer.
2.COBRA/Retiree Medical. If Employee is covered by Employer’s group health plan as of the Separation Date, Employee’s health coverage under Employer’s group health plan will terminate on the last day of the month in which the Separation Date occurs. Thereafter, Employee will be provided an opportunity to continue health coverage for himself/herself/themselves and qualifying dependents, if any, under Employer’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). As an alternative to continued medical coverage under COBRA, Employee may elect, if eligible, Employer retiree medical coverage, which coverage will be subject to the terms of Employer’s retiree medical plan (Employer does not maintain retiree dental or vision coverage).
3.Severance. Provided Employee has satisfactorily performed his/her/their job duties up to and including the Separation Date, Employee is not continuing his/her/their employment with Employer or any of its affiliated companies, Employee has returned all Employer property and Employee has properly submitted, and has not revoked and/or rescinded, this Agreement signed and dated on or after the Separation Date to Employer, Employer will do the following:
•pay Employee $2,000,000.00, less standard payroll deductions required or permitted by law or authorized by him/her/them, in a lump sum within sixty (60) days following the Separation Date. Such amount is taxable compensation and will be included in Employee’s W-2.
•assign Employee the title to his/her/their current company vehicle as of his/her/their Separation Date.  Employee acknowledges and agrees that (i) the fair market value of the portion of the company vehicle in which Employee does not have an ownership interest immediately prior to the Separation Date will be included in Employee’s W-2 compensation and Employee will be responsible for the related income and payroll taxes; (ii) Employee will be responsible for any sales taxes and title and registration fees associated with the assignment; and (iii) following the assignment Employee will be responsible for all expenditures associated with this vehicle
Employee agrees that s/he/they will not seek further compensation for any claimed wages, damages, costs or attorneys’ fees in connection with his/her/their hire, employment with and/or separation from Employer.
4.Neutral Reference. Employer agrees to respond to all inquiries submitted by prospective employers regarding Employee’s employment with Employer by stating only that it is Employer’s policy and/or practice to provide Employee’s title and dates of employment provided that all such employment inquiries are directed to the Work Number at 1-800-367-5690 or www.theworknumber.com (the Employer Code is 14745).

5.Release and Covenant Not to Sue. In consideration of Employer’s promise to provide the payments and/or benefits referred to herein, Employee, on behalf of Employee and his/her/their heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally releases and agrees not to sue Employer and each of its past, present, and future parents, subsidiaries, affiliates and related companies, together with their respective officers, directors, partners, shareholders, employees, committees, fiduciaries, attorneys, agents, representatives, insurers and benefit plan administrators, and the predecessors, successors, and assigns of each of them (individually referred to as a “Released Party” and collectively as the “Released Parties”), from any and all claims, whether known or unknown, in law or in equity, which Employee now has, has ever had, or may ever have against any of the Released Parties arising from or related to any act or omission occurring at any time prior to Employee signing this Agreement including, but not limited to, any and all claims that in any way result from, or relate to, Employee’s hire, employment with or separation from employment with Employer, whether pursuant to federal, state or local law, statute, regulation, ordinance, executive order or common law, including, but not limited to, the Age Discrimination in Employment Act “ADEA”). Nothing in the foregoing is intended by either Party to constitute a waiver of statutory rights that cannot be waived by express provision of law, including the right to receive an award pursuant to any whistleblower provisions for information provided to any government agencies, any vested rights Employee may have under any retirement, benefits, stock or option plan (which shall be controlled by the terms of the applicable plan or arrangement), or rights under this Agreement once signed by Employee. However, Employee represents and warrants that Employee is not aware of any unlawful conduct engaged in by Employer and that Employee has not suffered an on the job or occupational injury or incurred any wage or overtime claims, whether pursuant to the Fair Labor Standards Act or otherwise, that could be asserted against any Released Party. Moreover, Employee expressly waives his/her/their right to recovery of any type, including damages, reinstatement or attorneys’ fees, in any administrative or court action, whether federal, state or local or whether brought by him/her/them or on his/her/their behalf, related in any way to the matters actually released herein. Employee also waives and gives up any right to become, and promises not to consent to become, a member of any class or collective action in a case in which claims are asserted against any Released Party. If Employee is made a member of a class or collective action in any proceeding without his/her/their prior knowledge or consent, Employee agrees to opt out of the class or collective action at his/her/their first opportunity.
6.Consideration and Revocation and/or Rescission of Agreement. By signing this Agreement, Employee acknowledges that Employee has agreed to do so voluntarily, with full knowledge of his/her/their legal rights and entitlements and is doing so only after having had the opportunity to consult with legal advisors of his/her/their own choosing. Employee represents and acknowledges that Employee has been given a reasonable period of at least twenty-one (21) days to consider his/her/their release of ADEA claims pursuant to this Agreement and to return this executed Agreement to Employer; that Employer has advised him/her/them in writing to consult with an attorney prior to executing this Agreement; and that Employee will receive valuable and good consideration to which s/he/they may not otherwise be entitled in exchange for his/her/their execution of this Agreement. Employee has been informed by this Agreement of his/her/their right to revoke this Agreement as far as it extends to potential claims under the ADEA within seven (7) days following the execution of this Agreement by furnishing written notice to Employer’s Chief Human Resources Officer, AnnMarie Kreitzer, 525 Junction Road, Madison, WI, 53717, which notice must be received within the specified period. No compensation or benefits will be provided pursuant to Section 3 of this Agreement if Employee revokes this Agreement within the seven (7) day revocation period. This Agreement will not become effective until the eighth day following his/her/their execution of this Agreement (“Effective Date”).
7.No Proceedings or Litigation. As a further consideration and inducement for this Agreement, Employee represents and agrees that Employee has not filed or otherwise pursued any complaints, causes of action or claims of any nature against the Released Parties with any court or tribunal. If any court or other tribunal assumes jurisdiction of any complaint, cause of action or claim covered by this Agreement against the Released Parties, on behalf of or related to Employee, s/he/they will take reasonable actions to ensure that such court or tribunal withdraws from and/or dismisses the matter, with prejudice, including, but not limited to, requesting such action by such court or tribunal. Except as provided for in the opening paragraph of this Agreement, Employee agrees not to voluntarily participate in or encourage other proceedings or litigation against the Released Parties, and to participate in such proceedings or litigation only if Employee is compelled to do so by subpoena or other court order. Employee agrees to notify Employer’s Chief Human Resources Officer, AnnMarie Kreitzer, 525 Junction Road, Madison, WI, 53717, immediately after learning of such subpoena or court order.
8.Confidentiality. Employee represents and agrees that unless exercising his/her/their Section 7 rights under the National Labor Relations Act or engaging in any other activity identified in the opening paragraph of this Agreement, Employee has not and shall not disclose confidential and proprietary information about Employer, its affiliates and/or their customers, or the existence, terms and conditions of this Agreement and the negotiations leading up to it, whether through word(s), act(s), inference(s), omission(s) or otherwise, to any other person other than to his/her/their immediate family, lawyers, accountants, tax advisors and financial advisors, who shall also be advised of their confidentiality and who in advance of and as a condition of such disclosure shall agree to be bound by the terms of this provision. Employee shall be strictly liable for an unauthorized disclosure or breach of confidentiality by him/her/them or by the person to whom s/he/they made the disclosure. Employee also may disclose the existence, terms and conditions of this Agreement and the negotiations leading up to it as required by a court order or subpoena to do so; and if so required will give immediate notice of such order or subpoena to Employer’s Chief Human Resources Officer, AnnMarie Kreitzer, 525 Junction Road, Madison, WI, 53717. The Parties acknowledge and agree that Employer shall have the right to disclose the existence, terms and conditions of this Agreement, including as required by the Securities Exchange Act of 1934 or any other applicable law.

9.Non-Disparagement. Employee represents and agrees that Employee has not and will not directly or indirectly make any communication, release any information or encourage others to make any communication or release any information that, if Employee is considered a supervisor under the National Labor Relations Act, is designed to embarrass or disparage any Released Party or their policies or practices, or if Employee is not considered a supervisor under the National Labor Relations Act, is so disloyal, reckless or maliciously untrue as to lose the protections identified in the opening paragraph of this Agreement, including under the National Labor Relations Act, to anyone, including Employer’s customers, vendors, competitors, associates, former associates, potential associates or the press or other media in any country; provided, that it will not be a violation of this paragraph for Employee to make truthful statements when required by legal process to do so by a court of law, to any governmental agency having supervisory authority over the business of Employer or when required by any administrative or legislative body (including a committee thereof) with the jurisdiction to order Employee to divulge, disclose or make accessible such information.
10.Cooperation. Employee agrees that s/he/they will be available to and will cooperate with Employer and Employer's counsel, including in any internal investigation or in any action or proceeding of any kind in any court, before any government agency or in any other forum (whether public, quasi-public or private) in which Employer is a party or has an interest. Employee understands and agrees that Employee’s cooperation includes, but is not limited to (a) making himself/herself/themselves available to Employer upon reasonable notice for interviews, meetings and factual investigations, (b) appearing at Employer's request to give truthful testimony in person or in writing without requiring service of a subpoena or other legal process, (c) volunteering to Employer pertinent and truthful information; and (d) notifying Employer within three (3) business days if he/she/they are contacted by any adverse party or by any representative of an adverse party. Employee understands that in the event Employer asks for Employee’s cooperation in accordance with this provision, Employer will reimburse Employee for actual expenses that are reasonable and customary under the Employer’s expense policy and actual lost wages as soon as administratively practicable following the date such expenses or lost wages are incurred (subject to Employee’s request for reimbursement in accordance with Employer’s expense policies). In no event, however, shall such reimbursement occur later than the last day of the calendar year following the calendar year during which the expenses or lost wages are incurred. The reimbursement of expenses or lost wages in one calendar year shall not affect the amounts eligible for reimbursement in any other calendar year.
11.Return of Property. Employee represents and warrants that Employee has returned to Employer all company property, including without limitation, company or building identification cards, mailing lists, reports, files, memoranda, records, electronic devices, computer equipment, software, credit cards, keys, keyless entry cards, passwords or access codes, vehicles, instructional manuals, and other physical or personal property which s/he/they received or prepared or helped prepare in connection with his/her/their employment with Employer, and that s/he/they did not retain any copies, duplicates, reproductions or excerpts thereof. By signing below, Employee represents and warrants that he/she/they have not deleted, downloaded or electronically transferred, and will not delete, download or electronically transfer, any documents or files related to Employer’s business, and s/he/they have not destroyed and will not otherwise destroy electronic or hard copies of Employer’s property.
12.Reemployment. Employee may in the future apply for employment or re-employment with the Released Parties. However, Employee’s hire must be approved by the Chief Human Resources Officer of the employing entity.
13.Non-Admission. The Released Parties expressly deny any and all liability to Employee. The Parties agree that nothing in this Agreement is intended to be, nor shall be deemed to be, an admission of liability or wrongdoing, an admission of the existence of any facts upon which liability or wrongdoing could be based, or a waiver of any defense to any such liability or wrongdoing.
14.Full and Complete Agreement, Cooperation, Choice of Law and Severance. The terms contained in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior negotiations, representations or agreements relating thereto whether written or oral with the exception of any covenants or agreements concerning confidentiality, non-competition, non-solicitation, non-disparagement or intellectual property, all of which shall remain in full force and effect and are hereby confirmed and ratified. The Parties acknowledge that each of them has cooperated in the preparation of this Agreement and agree that this Agreement shall not be construed against either Party to this Agreement. The Agreement shall be deemed to have been made within the State of Wisconsin and shall be interpreted, construed, and enforced in accordance with the laws of the State of Wisconsin. The Parties agree that in the event that any part of the Agreement shall be declared invalid, it shall not affect the validity of any of the remaining terms or provisions of the Agreement. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.
15.Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic and electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.

WHEREFORE, Employee hereby affirms and acknowledges that Employee has read the foregoing Agreement and is aware of his/her/their right to consult an attorney before signing it and has either consulted an attorney or elected not to exercise such right. Employee further affirms that Employee understands the meaning of the terms of this Agreement and their effect, and that Employee agrees that the provisions set forth in the Agreement are written in language that Employee understands. Employee represents that Employee has not relied on any representations or commitments other than as expressly set forth herein and enters into this Agreement freely and voluntarily with full knowledge of its implications.

EMPLOYER		EMPLOYEE

By:	/s/ Walter Carlson		/s/ James Butman
	Its Authorized Representative		James Butman

Date:	July 2, 2025	Date:	July 1, 2025